UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    May 21, 2013

BAR HARBOR BANKSHARES

(Exact name of registrant as specified in its charter)

Commission File No. 001-13349

Maine	01-0393663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PO Box 400
82 Main Street, Bar Harbor, ME	04609-0400
(Address of principal executive offices)	(Zip Code)

(207) 288-3314

(Registrant's telephone number, including area code)

Inapplicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.07 Submission of Matters to a Vote of Security Holders

Page 2 Page 2

Signatures	Page 3

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Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

Bar Harbor Bankshares (the "Company, "we," "us" or "our"), previously disclosed in our Form 8-K, Item 5.02, filed with the Commission on May 17, 2013 (our "Initial Filing"), the selection of Mr. Curtis C. Simard as our new President and CEO following the retirement of Joseph M. Murphy. Our Initial Filing indicated that as a part of Mr. Simard's employment with us, he was expected to be appointed to our Board of Directors. On May 21, 2013 at its Annual Meeting, our Company Board of Directors elected Mr. Simard to serve on both the Company Board of Directors and the Bar Harbor Bank and Trust ("Bank") Board of Directors effective as of June 17, 2013. Mr. Simard's term as a director of our Company and the Bank will commence on June 17, 2013 and continue until the next annual meeting of the Company's shareholders and until his successor has been duly elected and qualified or until his earlier removal or resignation. In addition, Mr. Simard was appointed to the Loan and Trust Committees of the Bank Board of Directors. Mr. Simard is a party to an Employment Agreement with the Company, the terms and conditions of which were previously disclosed in our Initial Filing and are incorporated herein by reference to Item 5.02(e) of our Initial Filing.

Item 5.07       Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of the Stockholders (the “Annual Meeting”) of Bar Harbor Bankshares (the “Company”) was held at 11:00 A.M. on Tuesday, May 21, 2013 at the Bar Harbor Club, 111 West Street, Bar Harbor, Maine. At the Annual Meeting, there were present in person or by proxy, 3,246,826.60 shares of the Company’s common stock, representing approximately 82.66% of the total outstanding eligible votes.  At the Annual Meeting, the stockholders of the Company: (i) elected thirteen (13) persons to serve as directors for a term of one year; (ii) voted to approve a non-binding advisory resolution on the compensation of the Named Executive Officers of the Company (“Say on Pay”); and (iii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The voting results for each proposal are as follows:

1.  To elect thirteen (13) persons to serve as directors for a term of one year:

DIRECTOR	FOR	WITHHELD	BROKER NON VOTE[1]
Robert C. Carter	2,186,501.68	101,364.92	958,962
Thomas A. Colwell	2,176,611.00	111,255.60	958,962
Peter Dodge	2,183,492.00	104,374.60	958,962
Martha T. Dudman	2,183,403.94	104,463.26	958,962
Lauri E. Fernald	1,986,698.68	301,167.92	958,962
Gregg S. Hannah	2,179,405.83	108,460.78	958,962
Clyde H. Lewis	2,186,999.68	100,866.92	958,962
Joseph M. Murphy	2,194,307.00	93,559.60	958,962
Robert M. Phillips	2,173,675.68	114,190.92	958,962
Constance C. Shea	2,185,272.39	102,594.31	958,962
Kenneth E. Smith	2,174,723.51	113,143.09	958,962
Scott G. Toothaker	2,187,000.51	100,866.09	958,962
David B. Woodside	2,187,130.51	100,736.09	958,962

1NYSE Rule 452 prohibits brokers from exercising "discretionary voting" in all director elections. The ruling amendment applies to shareholder meetings held on or after January 1, 2010

2. Non-binding advisory resolution on the compensation of the Named Executive Officers of the Company, (“Say on Pay”):

For	Against	Abstain	Broker Non-Vote
2,135,395.82	59,458.64	93,010.14	958,962

3.  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013:

For	Against	Abstain
3,144,855.40	36,611.41	65,329.79

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 23, 2013

BAR HARBOR BANKSHARES

 /s/ Marsha C. Sawyer

Marsha C. Sawyer

Corporate Clerk